                                                               Exhibit (N)(1)(I)

                                   SCHEDULE A

                                     TO THE

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                       FOR

                                ING MUTUAL FUNDS

                                                 CLASSES OF SHARES
                                      ---------------------------------------
                                       A     B     C     I     M     O     Q
                                      ---   ---   ---   ---   ---   ---   ---
ING Emerging Countries Fund            X     X     X    N/A    X    N/A    X
ING Foreign Fund                       X     X     X     X    N/A   N/A    X
ING Global Equity Dividend Fund        X     X     X    N/A   N/A    X    N/A
ING Global Real Estate Fund            X     X     X     X    N/A    X    N/A
ING Global Value Choice Fund           X     X     X     X    N/A   N/A    X
ING International Fund                 X     X     X     X    N/A   N/A    X
ING International SmallCap Fund        X     X     X    N/A   N/A   N/A    X
ING International Value Choice Fund    X     X     X     X    N/A   N/A   N/A
ING Precious Metals Fund               X     X     X    N/A   N/A   N/A    X
ING Russia Fund                        X     X     X    N/A   N/A   N/A    X